UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 14, 2016, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that Covance Drug Development (Covance) has launched Mobile Health Solutions, a suite of new capabilities designed to help biopharmaceutical and technology companies navigate the rapidly evolving mobile health landscape. Covance’s Mobile Health Solutions suite provides regulatory consulting and validation services to help companies certify the accuracy and consistency of mobile devices and applications for use in clinical trials.

Mobile health devices and apps may be used in a variety of ways to help enhance patient access, produce longitudinal data measurements and generate more powerful data analytics, which all contribute to innovative clinical research. However, the use of mobile technologies requires a clear understanding of rapidly evolving regulations and emerging new devices. Covance regulatory experts help clients determine pathways for mobile health validation, registration and approval for use in clinical trials, and Covance’s network of early phase development clinics provides necessary environmental controls and robust biometric analysis to drive reliable device and app validation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

March 14, 2016